UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Appointment of Robert L. Poley, CPA, as Chief Financial Officer

Date of Report (Date of earliest event reported) July 19, 2005

HEARTLAND OIL AND GAS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-32669

(Commission File Number)

91-1918326

(IRS Employer Identification No.)

Suite 1925, 200 Burrard Street Vancouver, British Columbia, Canada V6C 3L6

(Address of principal executive offices and Zip Code)

604.693.0177

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

We have appointed Robert L. Poley, Certified Public Accountant, as our consulting Chief Financial Officer and Principal Financial Officer, effective July 19, 2005.

Mr. Poley has owned a Boulder, Colorado, CPA firm since January 2004, consulting with small companies regarding compliance with the regulations of the U.S. Securities and Exchange Commission and with Generally Accepted Accounting Principles. From 2002 to 2004 he was a financial examiner with the SEC’s Division of Corporation Finance in Washington, D.C. From 1996 to 2002 he was Controller of NaPro BioTherapeutics, Inc., Boulder, CO. From 1994 to 1996 he was Controller of Xenometrix, Inc., Boulder, CO. From 1991 to 1993 he was Vice President and controller of Neodata Corporation, Boulder, CO. From 1988 to 1991 he was Senior Vice President and Chief Financial Officer of Long Lines, Ltd, Sioux City, IA. From 1976 to 1987 he was with Basic Earth Science Systems, Inc., Denver, CO (CFO, Secretary/Treasurer and Director from 1981 to 1987, and Controller from 1976 to 1981). From 1972 to 1976 he was an auditor with Arthur Andersen & Co., Denver, CO. He holds a Master’s degree in Accounting from the University of Denver and a Bachelor’s degree from the University of Kansas.

There are no family relationships between Mr. Poley and any of our directors or executive officers.

There have been and are no transactions between us and Mr. Poley other than his appointment as our Chief Financial Officer, and his related compensation.

The terms of our agreement with Mr. Poley are reported in Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Index

10.1	Agreement for Services between Heartland Oil and Gas, Inc. and Robert L. Poley, CPA, dated July 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL AND GAS CORP.

Date: July 20, 2005

/s/ Richard Coglon

Richard Coglon

President and Director